LITHIA REPORTS HIGHEST SECOND QUARTER NET INCOME IN COMPANY HISTORY
________________________________________________

DECLARES DIVIDEND OF $0.31 PER SHARE FOR SECOND QUARTER

Medford, Oregon, July 22, 2020 - Lithia Motors, Inc. (NYSE: LAD) today reported second quarter 2020 revenue of $2.8 billion.

Second quarter 2020 net income per diluted share was $3.38, a 29% increase from $2.63 per diluted share reported in the second quarter of 2019. Adjusted second quarter 2020 net income per diluted share was $3.72, a 26% increase compared to adjusted net income of $2.95 per diluted share in the same period of 2019.

Second quarter 2020 net income was $78 million, a 26% increase compared to net income of $62 million in the same period of 2019. Adjusted second quarter 2020 net income was $86 million, a 23% increase compared to adjusted net income of $69 million for the same period of 2019.

As shown in the attached non-GAAP reconciliation tables, the 2020 second quarter adjusted results exclude a $0.34 net non-core charge related to an impairment charge, insurance reserves and acquisition expenses, partially offset by a net gain on sale of stores and a beneficial tax attribute. The 2019 second quarter adjusted results exclude a $0.32 net non-core charge due to a net loss on sale of stores, insurance reserves, and acquisition expenses.

Second Quarter-over-Quarter Operating Highlights:

•	Same store new vehicle sales decreased 23.5%

•	Same store used vehicle retail sales increased 0.5%

•	Same store F&I per unit increased 9.4% to $1,590

•	Same store total gross profit per unit increased 11.4% to $4,030

•	SG&A as a percentage of gross profit improved 540bps to 64.7%

"The strong sequential improvements throughout the quarter, coupled with our stores' responsiveness to the current environment, led us to the highest quarterly adjusted earnings per share in our company's history," said Bryan DeBoer, President and CEO. "This record performance illustrates the massive opportunity that exists within our $2 trillion industry that we are unlocking through continued growth and the activation of our ecommerce digital home solutions."

For the first six months of 2020 revenues decreased 8% to $5.6 billion, compared to $6.1 billion in 2019.

Net income for the first six months of 2020 was $5.32 per diluted share, compared to $5.08 per diluted share in 2019, an increase of 5%. Adjusted net income per diluted share for the first six months of 2020 increased 5% to $5.70 from $5.42 in the same period of 2019.

Corporate Development
In July, we announced the acquisitions of Smolich CJDR and Nissan in Bend, Oregon and Ladin Subaru in Thousand Oaks, California. These acquisitions are anticipated to generate $160 million in annualized steady state revenues. For the year, this brings our total anticipated annualized revenue from acquired locations to $320 million and expanded our density in both the Southwest and Northwest regions.

Balance Sheet Update
We ended the second quarter with over $750 million in cash and availability on our revolving lines of credit. Earlier this month, we closed on a $255 million syndicated real estate revolving line of credit, bringing our current total cash and available credit to over $1 billion. Our unfinanced real estate could provide additional liquidity of approximately $250 million.

"The acquisition market is robust and we are accelerating the build out of our coast-to-coast network enabling us to serve customers wherever, whenever, and however they desire," said DeBoer. "Our balance sheet is in the strongest position in our company's history and we are well positioned to accelerate our plan to reach 5% national market share."

Dividend Payment
Our Board of Directors approved increasing our dividend to $0.31 per share. We expect to pay the dividend on August 28, 2020 to shareholders of record on August 14, 2020.

Second Quarter Earnings Conference Call and Updated Presentation
The second quarter 2020 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the second quarter 2020 results has been added to our investor relations website. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia
Lithia Motors, Inc. is a leading provider of personal transportation solutions in the United States and is among the fastest growing companies in the Fortune 500 (#252-2020). Lithia's rapid growth is powered by people, an industry leading coast-to-coast physical network and ecommerce digital home solutions. Lithia increases market share and optimizes profitability by focusing on the consumer experience and applying proprietary performance measurement systems fueled by data science. Lithia's unique growth model generates significant cash flows, which funds innovations and the expansion of its nationwide network, creating personal transportation solutions wherever, whenever and however consumers desire.

Sites
www.lithia.com
www.lithiainvestorrelations.com
www.lithiacareers.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
Eric Pitt
VP, Investor Relations and Treasurer
EPitt@lithia.com
(541) 864-1748

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as "project", "outlook", "target", "may", "will", "would", "should", "seek", "expect", "plan", "intend", "forecast", "anticipate", "believe", "estimate", "predict", "potential", "likely", "goal", "strategy", "future", "maintain", and "continue" or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•	Future market conditions, including anticipated car sales levels;

•	Anticipated impacts on consumer demand or governmental restrictions related to the COVID-19 pandemic or otherwise;

•	Expected level of business interruption due to shelter in place policies or lifting of those restrictions, and when volumes and consumer demand will return;

•	Continuation of our sales and services, including in-store appointments and home deliveries;

•	Expected growth from our ecommerce home solutions and digital strategies;

•	Expected operating results, such as improved store performance; continued improvement of selling, general and administrative expenses ("SG&A") as a percentage of gross profit and all projections;

•	Anticipated integration, success and growth of acquired stores;

•	Anticipated ability to capture additional market share;

•	Anticipated ability to find accretive acquisitions;

•	Expected revenues from acquired stores;

•	Anticipated synergies, ability to monetize our investment in digital innovation;

•	Anticipated additions of dealership locations to our portfolio in the future;

•	Anticipated financial condition and liquidity, including from our cash, availability on our credit facility and unfinanced real estate;

•	Anticipated use of proceeds from our financings;

•	Anticipated allocations, uses and levels of capital expenditures in the future;

•	Expectations regarding compliance with financial and restrictive covenants in our credit facility and other debt agreements; and

•	Our strategies for customer retention, growth, market position, financial results and risk management.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•	Future economic and financial conditions (both nationally and locally), including as a result of the COVID-19 pandemic;

•	Changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers;

•	Risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms);

•	The adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;

•
Disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures, facilities or equipment; and

•
Government regulations and legislation, and other risks set forth throughout "Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations" and in "Part I, Item 1A. Risk Factors" of our most recent Annual Report on Form 10-K, Item 8.01 in our Form 8-K filed on April 13, 2020, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended June 30,		%	Six months ended June 30,		%
			Increase			Increase
	2020	2019	(Decrease)	2020	2019	(Decrease)
Revenues:
New vehicle retail	$1,367.8	$1,707.4	(19.9)%	$2,741.3	$3,168.5	(13.5)%
Used vehicle retail	922.2	888.3	3.8	1,796.5	1,716.2	4.7
Used vehicle wholesale	51.3	81.7	(37.2)	118.0	159.1	(25.8)
Finance and insurance	124.9	129.0	(3.2)	246.7	246.5	0.1
Service, body and parts	275.5	335.5	(17.9)	605.4	652.9	(7.3)
Fleet and other	16.9	79.8	(78.8)	54.4	128.2	(57.6)
Total revenues	2,758.6	3,221.7	(14.4)%	5,562.3	6,071.4	(8.4)%
Cost of sales:
New vehicle retail	1,275.6	1,612.0	(20.9)	2,570.9	2,987.2	(13.9)
Used vehicle retail	823.9	795.1	3.6	1,608.3	1,538.4	4.5
Used vehicle wholesale	49.2	79.9	(38.4)	115.3	156.4	(26.3)
Service, body and parts	131.1	165.2	(20.6)	292.8	323.1	(9.4)
Fleet and other	14.4	75.9	(81.0)	49.7	122.0	(59.3)
Total cost of sales	2,294.2	2,728.1	(15.9)	4,637.0	5,127.1	(9.6)
Gross profit	464.4	493.6	(5.9)%	925.3	944.3	(2.0)%
Asset impairments	7.9	—	NM	7.9	0.5	NM
SG&A expense	304.5	356.5	(14.6)	650.5	678.3	(4.1)
Depreciation and amortization	22.3	20.2	10.4	44.3	40.0	10.8
Income from operations	129.7	116.9	10.9%	222.6	225.5	(1.3)%
Floor plan interest expense	(8.1)	(19.4)	(58.2)	(22.1)	(37.5)	(41.1)
Other interest expense	(16.8)	(15.0)	12.0	(33.8)	(30.3)	11.6
Other income, net	3.5	3.0	NM	5.8	5.6	NM
Income before income taxes	108.3	85.5	26.7%	172.5	163.3	5.6%
Income tax expense	(30.6)	(23.6)	29.7	(48.6)	(45.0)	8.0
Income tax rate	28.3%	27.6%		28.2%	27.6%
Net income	$77.7	$61.9	25.5%	$123.9	$118.3	4.7%

Diluted net income per share:
Net income per share	$3.38	$2.63	28.5%	$5.32	$5.08	4.7%

Diluted shares outstanding	23.0	23.5	(2.1)%	23.3	23.3	—%
NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

	Three months ended June 30,		%		Six months ended June 30,		%
			Increase				Increase
	2020	2019	(Decrease)		2020	2019	(Decrease)
Gross margin
New vehicle retail	6.7%	5.6%	110	bps	6.2%	5.7%	50	bps
Used vehicle retail	10.7	10.5	20		10.5	10.4	10
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	52.4	50.8	160		51.6	50.5	110
Gross profit margin	16.8	15.3	150		16.6	15.6	100

Unit sales
New vehicle retail	34,869	45,887	(24.0)%		70,776	85,582	(17.3)%
Used vehicle retail	43,505	42,865	1.5		86,136	83,540	3.1
Total retail units sold	78,374	88,752	(11.7)		156,912	169,122	(7.2)

Average selling price
New vehicle retail	$39,226	$37,208	5.4%		$38,732	$37,023	4.6%
Used vehicle retail	21,196	20,724	2.3		20,857	20,543	1.5

Average gross profit per unit
New vehicle retail	$2,643	$2,078	27.2%		$2,407	$2,119	13.6%
Used vehicle retail	2,259	2,174	3.9		2,185	2,128	2.7
Finance and insurance	1,593	1,453	9.6		1,572	1,457	7.9
Total vehicle(1)	4,050	3,598	12.6		3,875	3,596	7.8

Revenue mix
New vehicle retail	49.6%	53.0%			49.3%	52.2%
Used vehicle retail	33.4	27.6			32.3	28.3
Used vehicle wholesale	1.9	2.5			2.1	2.6
Finance and insurance, net	4.5	4.0			4.4	4.1
Service, body and parts	10.0	10.4			10.9	10.8
Fleet and other	0.6	2.5			1.0	2.0

Gross Profit Mix
New vehicle retail	19.8%	19.3%			18.4%	19.2%
Used vehicle retail	21.2	18.9			20.3	18.8
Used vehicle wholesale	0.5	0.4			0.3	0.3
Finance and insurance, net	26.9	26.1			26.7	26.1
Service, body and parts	31.0	34.5			33.8	34.9
Fleet and other	0.6	0.8			0.5	0.7

	Adjusted		As reported		Adjusted		As reported
	Three months ended June 30,		Three months ended June 30,		Six months ended June 30,		Six months ended June 30,
Other metrics	2020	2019	2020	2019	2020	2019	2020	2019
SG&A as a % of revenue	10.9%	10.7%	11.0%	11.1%	11.6%	11.0%	11.7%	11.2%
SG&A as a % of gross profit	64.7	70.1	65.6	72.2	69.7	70.7	70.3	71.8
Operating profit as a % of revenue	5.1	3.9	4.7	3.6	4.2	3.9	4.0	3.7
Operating profit as a % of gross profit	30.5	25.8	27.9	23.7	25.5	25.0	24.1	23.9
Pretax margin	4.4	3.0	3.9	2.7	3.3	2.9	3.1	2.7
Net profit margin	3.1	2.2	2.8	1.9	2.4	2.1	2.2	1.9

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

	Three months ended June 30,		%		Six months ended June 30,		%
			Increase				Increase
	2020	2019	(Decrease)		2020	2019	(Decrease)
Revenues
New vehicle retail	$1,277.9	$1,670.2	(23.5)%		$2,550.9	$3,092.8	(17.5)%
Used vehicle retail	869.6	865.4	0.5		1,695.6	1,668.5	1.6
Finance and insurance	116.9	125.6	(6.9)		230.4	240.0	(4.0)
Service, body and parts	259.0	326.4	(20.6)		567.2	632.4	(10.3)
Total revenues	2,587.4	3,146.2	(17.8)		5,206.4	5,912.7	(11.9)

Gross profit
New vehicle retail	$85.2	$93.7	(9.1)%		$157.8	$177.6	(11.1)%
Used vehicle retail	92.0	91.5	0.5		175.7	174.3	0.8
Finance and insurance	116.9	125.6	(6.9)		230.4	240.0	(4.0)
Service, body and parts	135.6	166.0	(18.3)		292.8	320.2	(8.6)
Total gross profit	434.4	482.4	(10.0)		864.3	921.1	(6.2)

Gross margin
New vehicle retail	6.7%	5.6%	110	bps	6.2%	5.7%	50	bps
Used vehicle retail	10.6	10.6	—		10.4	10.4	—
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	52.4	50.8	160		51.6	50.6	100
Gross profit margin	16.8	15.3	150		16.6	15.6	100

Unit sales
New vehicle retail	32,461	44,700	(27.4)%		65,341	83,173	(21.4)%
Used vehicle retail	41,030	41,676	(1.6)		81,094	80,967	0.2

Average selling price
New vehicle retail	$39,366	$37,364	5.4%		$39,039	$37,185	5.0%
Used vehicle retail	21,194	20,766	2.1		20,910	20,607	1.5

Average gross profit per unit
New vehicle retail	$2,625	$2,095	25.3%		$2,415	$2,136	13.1%
Used vehicle retail	2,243	2,195	2.2		2,167	2,153	0.7
Finance and insurance	1,590	1,454	9.4		1,573	1,462	7.6
Total vehicle(1)	4,030	3,618	11.4		3,870	3,622	6.8

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Other Highlights (Unaudited)

Financial covenants
	Requirement	As of June 30, 2020
Current ratio	Not less than 1.10 to 1	1.37 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	2.78 to 1
Leverage ratio	Not more than 5.75 to 1	2.60 to 1

Lithia Motors, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	June 30, 2020	December 31, 2019
Cash and cash equivalents	$120.3	$84.0
Trade receivables, net	446.4	505.0
Inventories, net	1,812.8	2,433.7
Other current assets	50.6	47.8
Total current assets	$2,430.1	$3,070.5

Property and equipment, net	1,663.0	1,611.7
Intangibles	947.7	761.3
Other non-current assets	498.2	640.4
Total assets	$5,539.0	$6,083.9

Floor plan notes payable	1,460.6	2,067.6
Other current liabilities	565.8	501.5
Total current liabilities	$2,026.4	$2,569.1

Long-term debt	1,357.9	1,430.6
Other long-term liabilities and deferred revenue	622.5	616.5
Total liabilities	$4,006.8	$4,616.2

Stockholder's Equity	1,532.2	1,467.7
Total liabilities & stockholders' equity	$5,539.0	$6,083.9

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In millions)

	Six months ended June 30,
	2020	2019
Net income	$123.9	$118.3
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	7.9	0.5
Depreciation and amortization	44.3	40.0
Stock-based compensation	10.0	7.4
Gain on disposal of assets	(0.3)	—
Gain on sale of franchises	(1.4)	0.3
Deferred income taxes	(4.9)	7.6
(Increase) decrease:
Trade receivables, net	53.8	40.1
Inventories	624.7	(63.0)
Other assets	(10.6)	6.4
Increase (decrease):
Floor plan notes payable, net	(130.7)	89.7
Trade payables	0.3	3.5
Accrued liabilities	51.1	(8.8)
Other long-term liabilities and deferred revenue	21.9	2.4
Net cash provided by operating activities	$790.0	$244.4

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Six months ended June 30,
Net cash provided by operating activities	2020	2019
As reported	$790.0	$244.4
Floor plan notes payable, non-trade, net	(456.8)	(11.1)
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(22.3)	(19.3)
Adjusted	$310.9	$214.0

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended June 30, 2020
	As reported	Disposal gain on sale of stores	Asset impairment	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Asset impairments	$7.9	$—	$(7.9)	$—	$—	$—	$—

Selling, general and administrative	304.5	1.3	—	(5.0)	(0.5)	—	300.3

Operating income	129.7	(1.3)	7.9	5.0	0.5	—	141.8

Income before income taxes	108.3	(1.3)	7.9	5.0	0.5	—	120.4
Income tax (provision) benefit	(30.6)	0.4	(2.3)	(1.4)	(0.2)	(0.8)	(34.9)
Net income	$77.7	$(0.9)	$5.6	$3.6	$0.3	$(0.8)	$85.5

Diluted earnings per share	$3.38	$(0.04)	$0.24	$0.16	$0.01	$(0.03)	$3.72
Diluted share count	23.0

	Three Months Ended June 30, 2019
	As reported	Disposal loss on sale of stores	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$356.5	$(0.4)	$(8.4)	$(1.5)	$346.2

Operating income	116.9	0.4	8.4	1.5	127.2

Income before income taxes	85.5	0.4	8.4	1.5	95.8
Income tax (provision) benefit	(23.6)	(0.1)	(2.3)	(0.4)	(26.4)
Net income	$61.9	$0.3	$6.1	$1.1	$69.4

Diluted earnings per share	$2.63	$0.01	$0.26	$0.05	$2.95
Diluted share count	23.5

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Six Months Ended June 30, 2020
	As reported	Disposal gain on sale of stores	Asset impairment	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Asset impairments	$7.9	$—	$(7.9)	$—	$—	$—	$—

Selling, general and administrative	650.5	1.4	—	(5.8)	(1.0)	—	645.1

Operating income	222.6	(1.4)	7.9	5.8	1.0	—	235.9

Income before income taxes	172.5	(1.4)	7.9	5.8	1.0	—	185.8
Income tax (provision) benefit	(48.6)	0.4	(2.3)	(1.6)	(0.3)	(0.8)	(53.2)
Net income	$123.9	$(1.0)	$5.6	$4.2	$0.7	$(0.8)	$132.6

Diluted earnings per share	$5.32	$(0.04)	$0.24	$0.18	$0.03	$(0.03)	$5.70
Diluted share count	23.3

	Six Months Ended June 30, 2019
	As reported	Disposal loss on sale of stores	Asset impairment	Insurance reserves	Acquisition expenses	Adjusted
Asset impairments	$0.5	$—	$(0.5)	$—	$—	$—

Selling, general and administrative	678.3	(0.3)	—	(8.4)	(1.7)	667.9

Operating income	225.5	0.3	0.5	8.4	1.7	236.4

Income before income taxes	163.3	0.3	0.5	8.4	1.7	174.2
Income tax (provision) benefit	(45.0)	(0.1)	(0.1)	(2.3)	(0.5)	(48.0)
Net income	$118.3	$0.2	$0.4	$6.1	$1.2	$126.2

Diluted earnings per share	$5.08	$0.01	$0.02	$0.26	$0.05	$5.42
Diluted share count	23.3

Lithia Motors, Inc.
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended June 30,		%	Six months ended June 30,		%
			Increase			Increase
	2020	2019	(Decrease)	2020	2019	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$77.7	$61.9	25.5%	$123.9	$118.3	4.7%
Flooring interest expense	8.1	19.4	(58.2)	22.1	37.5	(41.1)
Other interest expense	16.8	15.0	12.0	33.8	30.3	11.6
Income tax expense	30.6	23.6	29.7	48.6	45.0	8.0
Depreciation and amortization	22.3	20.2	10.4	44.3	40.0	10.8
EBITDA	$155.5	$140.1	11.0%	$272.7	$271.1	0.6%

Other adjustments:
Less: flooring interest expense	$(8.1)	$(19.4)	(58.2)	$(22.1)	$(37.5)	(41.1)
Less: used vehicle line of credit interest	(0.1)	(1.1)	(90.9)	(0.3)	(2.7)	(88.9)
Add: acquisition expenses	0.5	1.5	(66.7)	1.0	1.7	(41.2)
Less: gain on divestitures	(1.3)	0.4	(425.0)	(1.4)	0.3	(566.7)
Add: insurance reserve	5.0	8.4	(40.5)	5.8	8.4	(31.0)
Add: asset impairment	7.9	—	NM	7.9	0.5	NM
Adjusted EBITDA	$159.4	$129.9	22.7%	$263.6	$241.8	9.0%
NM - not meaningful

	As of				%
	June 30,				Increase
Net Debt to Adjusted EBITDA	2020		2019		(Decrease)
Floor plan notes payable: non-trade	$1,168.6		$1,709.6		(31.6)%
Floor plan notes payable	292.0		414.1		(29.5)
Used and service loaner vehicle inventory financing facility	40.0		320.0		(87.5)
Revolving lines of credit	—		104.5		NM
Real estate mortgages	636.9		596.7		6.7
5.250% Senior notes due 2025	300.0		300.0		—
4.625% Senior notes due 2027	400.0		—		NM
Other debt	48.0		33.8		42.0
Unamortized debt issuance costs	(10.4)		(5.5)		89.1
Total debt	$2,875.1		$3,473.2		(17.2)%

Less: Floor plan related debt	$(1,500.6)		$(2,443.7)		(38.6)%
Less: Cash and cash equivalents	(120.3)		(44.7)		169.1
Less: Availability on used vehicle and service loaner financing facility	(281.9)		(1.9)		NM
Net Debt	$972.3		$982.9		(1.1)%

TTM Adjusted EBITDA	$539.7		$482.4		11.9%

Net debt to Adjusted EBITDA	1.80	x	2.04	x	(11.8)%